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                                                                   EXHIBIT 10.14

                               AMENDMENT NO. 5 TO
                          THE PRENTISS PROPERTIES TRUST
                            1996 SHARE INCENTIVE PLAN

                             AS OF OCTOBER 23, 2002


         This Amendment by Prentiss Properties Trust to the Prentiss Properties Trust 1996 Share Incentive Plan (the "Plan"), made pursuant to the right to amend reserved in Article XV of the Plan, amends and modifies the Plan as follows:

         1. The following shall be added to the end of Article III:

         "Notwithstanding the above or anything in this Plan to the contrary, except as provided in Article XII, the Administrator shall not have the power to adjust the price per share of Shares purchased on the exercise of an Option, or the Initial Value of a SAR, without the consent of the Company's shareholders."

         2. The final sentence of Section 8.02 shall be deleted in its entirety and replaced with the following:

         "If Shares are used to pay all or part of the Option price, any Shares surrendered (a) must have an aggregate Fair Market Value (determined as of the day preceding the date of exercise) that, together with any cash or cash equivalent paid, is not less than the Option price for the number of Shares for which the Option is being exercised and (b) must have been held by the Participant for at least six (6) months prior to exercise (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes)."

         3. In all other respects, the Plan shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the foregoing Amendment is hereby duly executed by the corporate officer signing below on October 23, 2002.

                                       PRENTISS PROPERTIES TRUST



                                       By: /s/ Thomas F. August
                                          --------------------------------------
                                          Thomas F. August
                                          President and Chief Executive Officer